SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

Maryland	0-30507	94-3324992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15700 Winchester Blvd., Los Gatos, CA 95030	95030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(408) 354-8424

N/A
(Former name or former address, if changed since last report)

Item 5.07.  Submission of Matters to a Vote of Security Holders

In a proxy filed with the SEC and mailed to shareholders on or about June 24, 2011, the following proposals were included:

Proposal No. 1	The election of Jeffrey Black as a Class II director.
Proposal No. 2	To approve, on an advisory basis, the compensation of our named executive officer.
Proposal No. 3	To approve, on an advisory basis, the frequency of future advisory votes on compensation of our named executive officers.

As of July 21, 2011, the registrant had a total of 11,171,433 of its common shares held of record outstanding and entitled to vote on the proposals.

Of those shares, a total of 7,128,219 (or 63.81% of the outstanding shares) were present in person or by proxy at the meeting and voted on the proposals.  A quorum having been achieved, the vote was final and effective on all three proposals.

The shares voting on each of the proposals were as follows:

Proposal No. 1.
A total of 6,205,197 shares (representing 87.05% of the shares voted at the meeting and 55.55% of the outstanding shares) voted in favor of the proposal.

A total of 198,112 shares (representing 2.78% of the shares voted at the meeting and 1.77% of the outstanding shares) voted against the proposal.

A total of 724,910 shares (representing 10.17% of the shares voted at the meeting and 6.49% of the outstanding shares) abstained with respect to the proposal.

Proposal No. 2.
A total of 5,611,099 shares (representing 78.72% of the shares voted at the meeting and 50.23% of the outstanding shares) voted in favor of the proposal.

A total of 332,446 shares (representing 4.66% of the shares voted at the meeting and 2.98% of the outstanding shares) voted against the proposal.

A total of 1,184,674 shares (representing 16.62% of the shares voted at the meeting and 10.60% of the outstanding shares) abstained with respect to the proposal.

Proposal No. 3.
A total of 1,773,701 shares (representing 24.88% of the shares voted at the meeting and 15.88% of the outstanding shares) voted in favor the 1 Year option.

A total of 246,483 shares (representing 3.46% of the shares voted at the meeting and 2.21% of the outstanding shares) voted in favor the 2 Year option.

A total of 3,760,283 shares (representing 52.75% of the shares voted at the meeting and 33.66% of the outstanding shares) voted in favor the 3 Year option.

A total of 1,347,752 shares (representing 18.91% of the shares voted at the meeting and 12.06% of the outstanding shares) abstained with respect to each of the options.

In order to be adopted as the action of the shareholders, each of the proposals required the vote in favor by a majority of the shares in a duly constituted quorum.  Accordingly, Jeffrey Black was elected as a Class II Director, Proposal No. 2 was approved, and Proposal No.3 resulted in an advisory approval of a 3-year frequency of advisory votes on executive officer compensation.

Item 7.01  Regulation FD Disclosure

On July 21, 2011, the registrant made available to its shareholders a copy of the slide presentation by the Company's management at its annual meeting on that date. A copy of this presentation is attached as Exhibit 20.1.

The exhibit attached to this report contains forward-looking statements. All statements other than statements of historical fact may be forward-looking statements. These include statements regarding the registrant's future financial results, operating results, business strategies, projected costs and capital expenditures, products, competitive positions, and plans and objectives of management for future operations. Forward-looking statements may be identified by the use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "seek," "target," and continue," or the negative of these terms, and include the assumptions that underlie such statements. The registrant's actual results could differ materially from those expressed or implied in these forward-looking statements as a result of various risks and uncertainties, including those set forth in the registrant's most recent annual report on Form 10-K in the section entitled "Item 1A. Risk Factors." All forward-looking statements in the exhibits attached to this report are based on information available to the registrant as of the date hereof and the registrant assumes no obligation to update any such statements.

Item 9.01.  Financial Statements and Exhibits

Exhibit 20.1     Annual Shareholder Meeting slide presentation for 2010 fiscal year

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 21, 2011	BellaVista Capital, Inc.
By: /s/ WILLIAM OFFENBERG
Name: William Offenberg
Title: Chief Executive Officer